Exhibit 4.4

Form of Subordinated Note

(FACE OF SECURITY)

[Each Global Security shall bear substantially the following legend:

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[If the Security has original issue discount for U.S. federal income tax purposes, insert tax legend:

[FOR PURPOSES OF SECTIONS 1272, 1273, and 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (“THE CODE”), THIS SECURITY IS BEING ISSUED WITH ORIGINAL ISSUE DISCOUNT. THE AMOUNT OF ORIGINAL ISSUE DISCOUNT (AS DEFINED IN SECTION 1273(A)(1) OF THE CODE AND TREASURY REGULATION SECTION 1.1273-1(A)) WITH RESPECT TO THIS SECURITY IS              , THE ISSUE DATE (AS DEFINED IN SECTION 1275(A)(2) OF THE CODE AND TREASURY REGULATION SECTION 1.1273-2(A)(2)) OF THIS SECURITY IS              , THE ISSUE PRICE (AS DEFINED IN SECTION 1273(B) OF THE CODE AND TREASURY REGULATION SECTION 1.1273-2(A)) OF THIS SECURITY IS              , AND THE YIELD TO MATURITY (AS DEFINED IN TREASURY REGULATION SECTION 1.1272-1(B)) OF THIS SECURITY IS              .] ]

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1

PTC THERAPEUTICS, INC.

[ Title of Security ]

No. [ ]	CUSIP No.: [ ]

[Common Code][ISIN]: [ ]

[$ ]

PTC Therapeutics, Inc., a Delaware corporation (“Issuer”, which term includes any successor corporation), for value received promises to pay to [If the Security is a Global Security — CEDE & CO.][If the Security is not a Global Security —           ] or registered assigns, the principal sum of            on            ,            (the “Maturity Date”) [If the Security is to bear interest prior to maturity, insert - , and to pay interest thereon from            or from the most recent interest payment date to which interest has been paid or duly provided for, [semiannually in arrears on               and              in each year], commencing            ,            (each, an “Interest Payment Date”) at the rate of [    % per annum], until the principal hereof is paid or made available for payment [If applicable insert - , and (to the extent that the payment of such interest shall be legally enforceable) at the rate of     % per annum on any overdue principal and on any overdue installment of interest]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture (as defined below), be paid to the Holder in whose name this Security (or one or more predecessor Securities) is registered at the close of business on the record date for such interest, which shall be the               or               (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each, an “Interest Record Date”). Interest will be computed on the basis of [a 360-day year of twelve 30-day months].]

[If the Security is not to bear interest prior to maturity, insert - The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at maturity and, in each such case, the overdue principal of this Security shall bear interest at the rate of      % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal shall be payable on demand.]

Reference is made to the further provisions set forth on the reverse of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

PTC THERAPEUTICS, INC.

By:

Name:

Title:

Attest:

By:

Name:

Title:

This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

Dated: [ ]

, as Trustee

By:

Title:

(REVERSE OF SECURITY)

PTC THERAPEUTICS, INC.

[Title of Security]

1.                       Indenture

This Security is one of a duly authorized issue of debentures, notes or other evidence of indebtedness (hereinafter called the “Securities”) of the Issuer of the series hereinafter specified, which series is initially limited in aggregate principal amount to [$]            , all of such Securities issued and to be issued under an Indenture dated as of           ,               (the “Indenture”) between the Issuer and                  as trustee (the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control.

This Security is one of a series of Securities designated pursuant to the Indenture [and an [Supplemental Indenture] dated            ,               , issued pursuant to Section 2.01 and Section 2.03 thereof (the “Supplement”)] as             . The Securities are general unsecured obligations of the Issuer. The Issuer may, subject to the provisions of the Indenture and applicable law, issue additional Securities of any series under the Indenture.

2.                       Method of Payment.

The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to the Trustee to collect principal payments. The Issuer shall pay Principal and interest in money of [the United States] that at the time of payment is legal tender for payment of public and private debts. [However, the payments of interest, and any portion of the Principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by               [a.m./p.m.], New York City time (or such other time as may be agreed to between the Issuer and the Paying Agent or the Issuer), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.]

3.                       Redemption.

[The Securities of this series may be redeemed at any time [on or after             ,               ], as a whole or in part, at the option of the Issuer, upon mailing notice of such redemption not less than 30 and not more than 60 days to the Holders of such Securities, at a redemption price equal to             .]

4.                       Paying Agent and Security Registrar

Initially, the Trustee will act as Paying Agent and Security Registrar. The Issuer may change any Paying Agent or Security Registrar without notice to the Holders.

5.                       Denominations; Transfer; Exchange.

The Securities are in registered form, without coupons, in denominations of [$1,000] and multiples of [$1,000]. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. [The Issuer need not register the transfer of or exchange (a) any Securities for a period of fifteen (15) days preceding the first mailing of notice that such Securities are to be redeemed, or (b) any Securities selected, called or being called for redemption in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not to be so redeemed.]

6.                       Persons Deemed Owners.

The registered Holder of a Security shall be treated as the owner of it for all purposes.

7.                       Unclaimed Funds.

If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.

8.                       Defeasance.

The Indenture [as amended by the Supplement] contains provisions for defeasance at any time of (a) the entire indebtedness of the Issuer on this Security and (b) certain restrictive covenants and the related Events of Default, upon compliance by the Issuer with certain conditions set forth therein, which provisions [apply] to this Security.

9.                       Amendment; Supplement; Waiver.

Subject to certain exceptions, the Securities of this series, [the Supplement] and the provisions of the Indenture relating to the Securities of this series may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of this series then outstanding, and any existing Default or Event of Default, other than the non-payment of the principal amount of or interest on the Securities of this series, or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Securities of this series, then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.

10.                Defaults and Remedies.

If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities of this series then outstanding (voting as a separate class) by notice in writing to the Issuer (and also to the Trustee if such notice is given by the Holders) may declare [the entire principal] of the Securities of this series and the interest accrued thereon, if any, to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Issuer occurs and is continuing, then [the entire principal] of the Securities then outstanding and interest accrued thereon, if any, shall become due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.

11.                Subordination.

Reference is made to the Indenture, including, without limitation, provisions subordinating the payment of principal of and premium, if any, and interest on the Securities to the prior payment in full of all Senior Indebtedness as defined in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

12.                Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer as if it were not the Trustee.

13.                No Recourse Against Others.

No stockholder, director, officer, employee or incorporator, past, present or future as such, of the Issuer or any predecessor or successor corporation thereof shall have any liability for any obligation under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

14.                Authentication.

This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

15.                Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

16.                CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

17.                Governing Law.

The laws of the State of New York shall govern the Indenture and this Security thereof, and for all purposes this Security shall be governed by and construed in accordance with the laws of such State without regard to any principle of conflict of laws that would require or permit the application of the laws of any other jurisdiction, except as may otherwise be required by mandatory provisions of law.

ASSIGNMENT FORM

I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)

and irrevocably appoint                                                                                                    agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:
Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)